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                                 EXHIBIT 10.7

                           MONOLITHIC MEMORIES, INC.

                        1981 INCENTIVE STOCK OPTION PLAN


          1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company and to promote the success of the Company's business.

                      Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

          2. Definitions. As used herein, the following definitions shall apply:

                      (a) "Board" shall mean the Committee, if one has been established, or the Board of Directors of the Company, if no Committee is appointed.

                      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                      (c) "Committee" shall mean the Board, and if such is appointed by the Board in accordance with Section 4(a) of the Plan, any Committee to which part or all of the Board's authority is delegated.

                      (d) "Common Stock" shall mean the Common Stock of the Company.

                      (e) "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

                      (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

                      (g) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

                      (h) "Incentive Stock Option" shall mean an option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

                      (i)         "Nonstatutory Stock Option" shall mean an
Option not





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intended to qualify as an Incentive Stock Option.

                      (j) "Option" shall mean a stock option granted pursuant to the Plan.

                      (k) "Optioned Stock" shall mean the Common Stock subject to an option.

                      (l) "Optionee" shall mean an Employee who receives an Option.

                      (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425 (e) of the Code.

                      (n)         "Plan" shall mean this 1981 Incentive Stock
Option Plan.

                      (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                      (p) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

          3.          Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 4,620,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

          4.          Administration.

          (a) The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to
Section 4(d); provided, however, that the Board of directors shall delegate administration of the Plan to the extent required by Section 4(e).

          (b) The Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

                      (1) To make any determination under this Plan in execution of its responsibilities.

                      (2) To determine from time to time the term of each granted Option or Right and the time or times during the term of each Option or Right within which all or portions of each Option or Right may be exercised (which at the discretion of the Board or its





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delegate may be accelerated).

                      (3) To grant Options and/or Rights in exchange for cancellation of Options and/or Rights granted earlier at different exercise prices, provided, however, nothing contained herein shall empower the Board or its delegate to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of Section 422 of the Code.

                      (4) To prescribe the terms and provisions of each Option and/or Right granted (which need not be identical) and the form of written instrument that shall constitute the Option and/or Right agreement.

                      (5) To take appropriate action to amend any Option and/or Right hereunder, including to cause any Option granted hereunder to cease to be an ISO, provided that no such action may be taken by the Board or its delegate without the written consent of the affected Participant.

          (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

                      (1) To construe and interpret the Plan and Options and Rights granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option or Right agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                      (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

          (d) The Board of Directors may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 4(b) and (c) above), under either or both of the following:

                      (1) with respect to the participation of or granting of Options or Rights to an employee who is not subject to Section 16 of the Exchange Act, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors;

                      (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option or Right, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors, or to one or more officers of the Company.





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          (e)         Unless each member of the Board is a Disinterested
Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are subject to
Section 16 of the Exchange Act, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option or Right, to a committee of two or more Disinterested Directors. Any committee to which administration of the Plan is so delegated pursuant to this Section 4(e) may also administer the Plan with respect to an employee described in Section 4(d)(1) above.

          (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board, at any time, may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under Section 3(e) above.

          (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

          (h) The term "Disinterested Director" shall mean a member of the Board of Directors of the Company who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8) of the 1992 Stock Incentive Plan or any other plan of the Company or any of its Affiliates.

          5.          Eligibility.

                      (a) Options may be granted only to Employees. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                      (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available upon exercise of one or more Incentive Stock Option during any calendar year.

                     (c)         Section 5(b) of the Plan shall apply only to an





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Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

                      (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

          6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 13 of the Plan.

          7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five
(5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

          8.          Option Price and Consideration.

                      (a) The per Share purchase price of the Shares to be issued pursuant to exercise of an Incentive Stock Option shall be such price as is determined by the Board, but shall in no event be less than the fair market value per Share on the date of grant of the Incentive Stock Option. The per Share purchase price of the Shares to be issued pursuant to exercise of a Nonstatutory Stock Option shall be such price as is determined by the Board, but shall be in no event be less than the fair market value per Share on the date of grant of the Nonstatutory Stock Option or the date the price is amended, whichever is lower.

                      (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in the Wall Street Journal, or,





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in the event the Common Stock is listed on a stock exchange or on the National
Association of Securities Dealers Automated Quotation (NASDAQ) National Market System, the fair market value per Share shall be the closing price on the exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                      (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted by the Delaware General Corporation Law.

          9.          Exercise of Option.

                      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding any Incentive Stock Option which was granted, before the granting of such Incentive Stock Option, to the same Optionee to purchase stock of the Company, or any Parent or Subsidiary, or any predecessor corporation of such corporation. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

                      An Option may not be exercised for a fraction of a Share.

                      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the Company receives written notice of such exercise and full payment for the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, and no adjustment will be made for a dividend or other right for which the record date is prior to the date the Company receives such notice and such payment, except as provided in Section 11 of the Plan.

                      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.





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                      (b)         Termination of Status as an Employee.  If an
Employee ceases to serve as an Employee, he may, but only within thirty (30) days (or such other period of time as determined by the Board or its delegate, and not extending beyond the original maximum term of the option) after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                      (c) Death of Optionee. In the event of the death of an Optionee:

                                  (i)         during the term of the Option who
is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee six months after the date of death; or

                                  (ii)        within one (1) month after the
termination of Continuous Status as an Employee, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                      (d) Divorce: If an Option or any portion thereof is transferred pursuant to a qualified domestic relations order to a former spouse who is neither a director nor an employee of the Company or any of its Affiliates, the former spouse shall have the right for the period of twelve months following the date of transfer, or such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such option on the date of transfer. Unless otherwise specified in the option agreement or by court order, the date of transfer shall be the date the qualified domestic relations order is executed.

                      (e) Withholding Taxes. Where in the opinion of counsel to the Company, the Company has or will have an obligation to withhold taxes relating to the exercise of any stock option, the Board or its delegate may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company before shares deliverable pursuant to the exercise of such option are transferred to the option holder. An option holder may make a Withholding Election, to pay required minimum withholding taxes by the withholding of shares from the total number of shares deliverable pursuant to the exercise of the option or by delivering





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a sufficient number of previously acquired shares, in each case in accordance with rules and procedures established by the Board or its delegate. Previously owned shares delivered in payment for such taxes must have been owned for at least six months prior to the exercise date, or may be subject to such other
conditions as the Board or its delegate may require.   The value of shares
withheld or delivered shall be the fair market value of such shares on the date the exercise becomes taxable. Such Withholding Election shall be subject to the approval of the Board or its delegate, and must be in compliance with rules and procedures established by the Board or its delegate.

                      (f) The vesting of options may be on such terms as the Board may prescribe, and such vesting may be made automatically accelerated in the event of a change of control of the Company.

                      If any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's option agreement.

                      Unless otherwise specified in an individual's option agreement, the term "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or (ii) in any two-year period, individual who were members of the Board of Directors (the "Board") at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; or (iii) a majority of the members of the Board in office prior to the happening of any event and who are still in office after such event, determines in its sole discretion within one year after such event, that as a result of such event there has been a Change of Control.

                      Notwithstanding the foregoing definition, "Change of Control" shall exclude the acquisition of securities representing more than 20% of the combined voting power of the Company by the Company, any of its wholly-owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company. As used





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herein, the term "beneficial owner" shall have the same meaning as under
Section 13(d) of the Exchange Act and related case law.

                      The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Company's Board of Directors as a corporate officer of the Company, due to diminution or adverse change in the circumstances of such Participant's employment with the company, as determined in good faith by the Participant, including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

          10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          11.         Adjustments Upon Changes in Capitalization or Merger.
Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                      In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock including Shares as to which the Option would not otherwise be exercisable.





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          12.         Time of Granting Options.  The date of grant of an Option
shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

          13.         Amendment and Termination of the Plan.

                      (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company:

                                  (1)         any increase in the number of
                                              Shares subject to the Plan, other
                                              than in connection with an
                                              adjustment under Section 11 of
                                              the Plan;

                                  (2)         any change in the destination of
                                              or the class of employees
                                              eligible to the granted Options;
                                              or

                                  (3)         any material increase in the
                                              benefits accruing to participants
                                              under the Plan.

                      (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

          14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the





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Plan.

                      Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

          17.         Shareholder Approval.

                      (a) Any amendment of the Plan requiring shareholder approval shall be obtained either at a duly held shareholders' meeting or by written consent. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422A of the Code.

                      (b) Any required approval of the shareholders of the Company obtained shall be solicited substantially in accordance with Sections 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.





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